Exhibit 99.2

Media Contact: Chris Tofalli

Chris Tofalli Public Relations, LLC

(914) 834-4334

MARATHON ACQUISITION CORP. TO ACQUIRE

GLOBAL SHIP LEASE, INC. FOR $1 BILLION

Acquisition To Create Strong Platform For Growth

NEW YORK, NY – March 24, 2008 – Global Ship Lease, Inc. (“Global Ship Lease”) and Marathon Acquisition Corp. (AMEX: MAQ.U, MAQ, MAQ.WS) (“Marathon”) announced today that Global Ship Lease will access the public equity markets through a merger with Marathon valued at approximately $1 billion pursuant to an agreement and plan of merger (“Merger Agreement”). Global Ship Lease is a rapidly growing containership charter owner currently a subsidiary of CMA CGM S.A. of France (“CMA CGM”), the world’s third largest container shipping company.

Incorporated in the Marshall Islands, Global Ship Lease commenced operations in December 2007 with a business of owning and chartering out containerships under long-term, fixed rate charters to world class container liner companies. The container shipping industry is the fastest growing sector of international shipping, showing an average annual volume increase of more than 10% per year since the early 1990s as a result of growing world trade, increasing global sourcing and manufacturing and continuing penetration of the general cargo market.

Global Ship Lease currently owns 12 vessels and has contracts in place to purchase an additional five vessels from CMA CGM expected for delivery between December 2008 and July 2009. The transaction values Global Ship Lease and its 17 vessel fleet at approximately $1.0 billion. Following stockholder and warrantholder approval of the merger, Marathon’s stockholders will own approximately 66% of Global Ship Lease and CMA CGM will own approximately 34%.

Once all of the contracted vessels have been delivered, Global Ship Lease will have a 17 vessel fleet with total capacity of 66,297 TEU and an average age of 5.5 years. All of the contracted vessels are under long-term charters to CMA CGM with an average remaining charter term of approximately 11 years.

After consummation of the merger, Global Ship Lease intends to pay quarterly dividends beginning with an initial base dividend of $0.18 per share payable for the third quarter of 2008. Supporting the company’s objective of growing its dividend, payable for the third quarter of 2009, Global Ship Lease intends to increase its base quarterly dividend to $0.19 per share. Thus, the annualized dividend payout of $0.72 per share will increase to $0.76 per share. Based on Marathon’s closing share price of $7.87 per share as of March 20, 2008, the resulting implied dividend yield is 9.1%. Marathon founders and CMA CGM will collectively own 10 million non-cumulative subordinated shares which will not be entitled to receive dividends for the period prior to the first quarter of 2009, at which time four of the five contracted vessels are due to have been delivered. Thereafter, dividends will be paid on subordinated shares provided that common stockholders have received full payment of all base dividends.

Upon delivery of all 17 contracted vessels, Global Ship Lease will have $511 million of net debt outstanding (approximately $173 million of which will be outstanding at closing of the merger) under its $800 million credit facility priced at LIBOR plus 75 to 110 bps, based on certain leverage levels. Existing lenders have already consented to the transaction. With over $270 million in available credit capacity after delivery of the full contracted fleet, Global Ship Lease is well positioned to continue to expand its fleet to serve new counterparties. The available debt capacity under the existing credit facility and the cash proceeds of up to $240 million from the exercise of the warrants held by the Marathon warrantholders will provide Global Ship Lease with significant financial capacity to continue to expand its fleet and increase distributable cash flow per share.

“This is a logical next step in the development of our company and we are excited to merge into Marathon as Global Ship Lease enters its next phase of growth. This transaction represents a significant opportunity to continue to expand our fleet and our customer base,” said Ian Webber, Chief Executive Officer of Global Ship Lease. “The container shipping industry is high growth, benefiting from and providing stimulus to changes in world trade because of the advantages it offers in terms of cost, security, efficiency and speed. We believe that this is an exciting time for containership charter owners as the industry looks to increasing levels of capital investment. With our industry relationships, the support of the Marathon team and the public currency and capital in place to secure new accretive vessel acquisitions, we will be able to continue to grow our asset base and increase returns for our stockholders.”

“Our stated investment goal when we founded Marathon was to extensively evaluate a full array of investment opportunities and identify the one that would provide investors with superior growth potential,” said Michael Gross, Chairman and Chief Executive Officer of Marathon. “Global Ship Lease is an ideal candidate for a SPAC: Marathon’s upfront cash payment will enable Global Ship Lease to expand its fleet, and the cash proceeds from warrant exercises are expected to provide built-in financing for future fleet growth. This transaction creates a company well-positioned to capitalize on growth in global trade and positive trends in the container shipping industry. Global Ship Lease’s contracted revenues and relatively fixed expenses, dividend visibility, lack of dependence on the U.S. economy, and asset value transparency provide investors with an attractive opportunity that fits Marathon’s investment criteria. The Global Ship Lease management team’s relationships and industry acumen, coupled with our acquisition and financing expertise, is a powerful combination that creates a strong platform for future acquisitions. Global Ship Lease is a high-quality public story in its own right, yet it will benefit from Marathon’s sponsorship as it seeks to expand its charter counterparty base and fleet, and provide consistent dividend growth to its public stockholders.”

Management of Global Ship Lease has over 40 years of shipping experience and extensive industry relationships that will allow the company to capitalize on the attractive growth opportunities that exist in the rapidly growing container shipping industry which increasingly looks to charter owners such as Global Ship Lease to charter vessels as an alternative to direct ownership. The existing Global Ship Lease senior management team will continue to lead the company post closing of the transaction. Chief Executive Officer Ian Webber most recently served as Chief Financial Officer of CP Ships, where he worked for the previous ten years. Chief Financial Officer Susan Cook is the former Group Head of Specialized Finance at P&O and Chief Commercial Officer Thomas Lister is a former ship financier at DVB Bank. Following the closing of the transaction, Global Ship Lease will have an independent board with no representation by CMA CGM. Former GSL Chairman Flemming Jacobs, who was instrumental in the creation of Global Ship Lease, has chosen to step down for reasons unrelated to the merger which he fully supports.

In addition to the approximately $511 million of net debt outstanding upon delivery of all 17 vessels expected by July 2009, other transaction consideration includes approximately $310 million in cash from the Marathon trust account and 25.2 million shares. The merger is expected to be completed during the early part of third quarter of 2008, pending Marathon stockholder and warrantholder approval and other customary closing conditions. The parties intend to seek the listing of Global Ship Lease shares and warrants on the New York Stock Exchange following the closing.

Citi is serving as exclusive financial advisor to Global Ship Lease. Jefferies & Co. is serving as exclusive financial advisor to Marathon Acquisition Corp. Legal counsel to Global Ship Lease is Orrick, Herrington & Sutcliffe LLP. Legal counsel to Marathon is Simpson Thacher & Bartlett LLP and Akin Gump Strauss Hauer & Feld LLP.

Certain additional information will be contained in a management presentation which will be made public and filed later today by Marathon with the U.S. Securities and Exchange Commission.

Investor Presentation—Conference Call

Global Ship Lease and Marathon will host a conference call on Monday, March 24, 2008 at 10 a.m. Eastern Time (ET) to discuss the proposed transaction. The call will be open to the public. All interested parties who would like to listen to the call should dial 1-888-542-1101 (within the U.S.) or 1-719-325-2169 (outside the U.S.) 10 minutes prior to the scheduled start of the call. The presentation slides will be available at the SEC website (www.sec.gov) as part of today’s MAQ 8-K filing. For those unable to listen to the live broadcast, a replay will be available by dialing 1-888-203-1112 (within the U.S.) or 1-719-457-0820 (outside the U.S.) approximately two hours after the event (replay participant passcode: 4408108).

About Marathon and Necessary Steps for Consummation

Marathon Acquisition Corp. is a “blank check” company formed to acquire, through a merger, capital stock exchange, asset acquisition or similar business combination, one or more businesses. In August 2006, Marathon through its initial public offering raised net of fees and expenses, approximately $308.8 million which included $5.5 million in a private placement of sponsor warrants that were deposited into a trust account. Marathon has dedicated its time since the initial public offering to seeking and evaluating business combination opportunities.

Marathon, upon obtaining the stockholder and warrantholder approval described below, will merge into GSL Holdings, Inc., its newly-formed Marshall Islands-incorporated subsidiary (“GSL”), and then Global Ship Lease will merge into GSL with the combined company to be renamed Global Ship Lease, Inc. Subject to the terms and conditions of the Merger Agreement, which has been unanimously approved by the board of directors of Marathon: (i) each share of Marathon Acquisition Corp. common stock, par value $0.0001 per share, will be converted into the right to receive one share of Global Ship Lease common stock, par value $0.01 per share; and (ii) each outstanding warrant of Marathon will be assumed by Global Ship Lease with the same terms and restrictions, except that each will be exercisable for common stock of Global Ship Lease.

As provided in Marathon’s Certificate of Incorporation, holders of Marathon common stock have the right to convert their shares for cash if such stockholder votes against the merger, elects to exercise conversion rights and the merger is approved and completed.

Marathon cannot complete the merger unless (1) a majority of the shares issued in the initial public offering cast at the stockholders meeting are voted in favor of the merger; (2) holders of no more than 8,007,169 shares of common stock (such number representing 20 percent minus one share of the 40,035,850 shares of Marathon issued in the initial public offering) vote against the merger and exercise their conversion rights to have their shares converted into cash, (3) the holders of at least a majority of the issued and outstanding warrants of Marathon approve an amendment to the Warrant Agreement to allow Marathon to merge into a non-U.S. corporation as contemplated by the Merger Agreement and (4) other customary conditions are satisfied.

All of Marathon’s officers and directors have agreed to vote an aggregate of 9,375,000 shares, or 19.0% of Marathon’s outstanding common stock, issued to them prior to the initial public offering in accordance with the vote of the holders of a majority of the shares issued in the initial public offering and have agreed to vote any of shares acquired in or following the initial public offerings in favor of the Merger Agreement.

Regulation FD Disclosure

Marathon intends to hold presentations for certain stockholders of Marathon and certain other persons in connection with the Merger Agreement. A copy of the presentation materials will be included in the filing with the U.S. Securities and Exchange Commission.

Important Legal Information

In connection with the proposed acquisition, Marathon will prepare a Registration Statement containing a proxy statement/prospectus to be filed with the U.S. Securities and Exchange Commission. When completed, a definitive proxy statement/prospectus and a form of proxy will be mailed to the stockholders and warrantholders of Marathon, seeking their approval of the transaction. Before making any voting decision, Marathon’s stockholders are urged to read the proxy statement/prospectus regarding the merger carefully and in its entirety because it will contain important information about the proposed merger. Marathon’s stockholders and warrantholders will be able to obtain, without charge, a copy of the proxy statement/prospectus (when available) and other relevant documents filed with the U.S. Securities and Exchange Commission from the Commission’s website at http://www.sec.gov. Marathon’s stockholders and warrantholders will also be able to obtain, without charge, a copy of the proxy statement/prospectus and other relevant documents (when available) by directing a request by mail to Michael Gross at Marathon Acquisition Corp., 500 Park Avenue, 5th Floor, New York, New York 10022 or by telephone at (212) 993-1670.

Marathon and its directors and officers may be deemed to be participants in the solicitation of proxies from Marathon’s stockholders with respect to the proposed merger. Information about Marathon’s directors and executive officers and their ownership of Marathon’s common stock is set forth in Marathon’s annual report on Form 10-K for the fiscal year ended December 31, 2007. Stockholders may obtain additional information regarding the interests of Marathon and its directors and executive officers in the merger, which may be different than those of Marathon’s stockholders generally, by reading the proxy statement/prospectus and other relevant documents regarding the proposed merger, when filed with the U.S. Securities and Exchange Commission.

Safe Harbor Statement

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding the plans and objectives of management for future operations. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and Marathon cannot assure you that these projections included in these forward-looking statements will come to pass. Actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. The risks, uncertainties and other factors also relate to inherent business, economic and competitive uncertainties and contingencies relating to the business of Global Ship Lease including:

•	future operating or financial results;

•	expectations regarding the strength of the future growth of the shipping industry, including the rate of annual demand growth in the international containership industry;

•	future payments of dividends and the availability of cash for payment of dividends;

•	Global Ship Lease’s expectations relating to dividend payments and forecasts of its ability to make such payments;

•	future acquisitions, business strategy and expected capital spending;

•	operating expenses, availability of crew, number of off-hire days, drydocking (beyond the disclosed reserve) and survey requirements and insurance costs;

•	general market conditions and shipping industry trends, including charter rates and factors affecting supply and demand;

•	Global Ship Lease’s ability to repay its credit facility and grow using the available funds under its credit facility;

•	assumptions regarding interest rates and inflation;

•	change in the rate of growth of global and various regional economies;

•	risks incidental to vessel operation, including discharge of pollutants and vessel collisions;

•

Global Ship Lease’s financial condition and liquidity, including its ability to obtain additional financing in the future (from warrant exercises or outside services) to fund capital expenditures, acquisitions and other general corporate activities;

•	estimated future capital expenditures needed to preserve Global Ship Lease’s capital base;

•	ability to effect a previous acquisition and to meet target returns;

•	Global Ship Lease’s expectations about the availability of ships to purchase, the time that it may take to construct new ships, or the useful lives of its ships;

•	Global Ship Lease’s continued ability to enter into long-term, fixed-rate charters;

•	Global Ship Lease’s ability to capitalize on its management team’s and board of directors’ relationships and reputations in the containership industry to its advantage;

•	changes in governmental and classification societies’ rules and regulations or actions taken by regulatory authorities;

•	expectations about the availability of insurance on commercially reasonable terms;

•	unanticipated changes in laws and regulations; and

•	potential liability from future litigation.

Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from Marathon’s forward-looking statements are included in Marathon’s filings with the U.S. Securities and Exchange Commission, specifically as described in Marathon’s annual report on Form 10-K for the fiscal year ended December 31, 2007. Marathon undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.